UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 20, 2025

Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 West Dillon Rd. Louisville, Colorado	80027
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (303) 417-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Biodesix, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”) on May 20, 2025. At the Annual Meeting, the Company’s stockholders voted on: (i) the election of two Class II director nominees to serve until the 2028 annual meeting of stockholders and until their respective successors are duly elected and qualify, (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025, (iii) the approval of an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a ratio ranging from any whole number between 1-for-2 and 1-for-20 inclusive, as determined by our board of directors in its discretion, subject to our board of directors’ authority to abandon such amendments, and (iv) the approval of the Company’s Amended and Restated Employee Stock Purchase Plan to increase the available shares of the Company’s Common Stock under the plan by 1,451,500 and to increase the maximum number of shares of the Company’s Common Stock that may be provided as the result of the plan’s annual automatic increase to 3,000,000 shares of the Company’s Common Stock.

As of March 24, 2025, the record date for the Annual Meeting, there were 146,443,291 shares of the Company’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, both director nominees were elected, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 was ratified, the amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock, at a ratio ranging from any whole number between 1-for-2 and 1-for-20 inclusive, as determined by our board of directors in its discretion, subject to our board of directors’ authority to abandon such amendments was approved, and the Company’s Amended and Restated Employee Stock Purchase Plan to increase the available shares of the Company’s Common Stock under the plan by 1,451,500 and to increase the maximum number of shares of the Company’s Common Stock that may be provided as the result of the plan’s annual automatic increase to 3,000,000 shares of the Company’s Common Stock was approved. Set forth below are the final voting results for the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

1.

At the Annual Meeting, the Company’s stockholders elected, by the vote indicated below, the following two persons as the Class II directors of the Company, each to serve until the 2028 annual meeting of stockholders and until their respective successors are duly elected and qualify:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lawrence T. Kennedy, Jr.	86,998,377	0	3,692,003	34,315,087
Matthew Strobeck, Ph.D.	80,042,665	0	10,647,715	34,315,087

2.

At the Annual Meeting, the stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,931,444	51,397	22,626	0

3.

At the Annual Meeting, the stockholders approved the amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock, at a ratio ranging from any whole number between 1-for-2 and 1-for-20 inclusive, as determined by our board of directors in its discretion, subject to our board of directors’ authority to abandon such amendments, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,567,994	429,030	8,443	0

4.

At the Annual Meeting, the stockholders approved the Company’s Amended and Restated Employee Stock Purchase Plan to increase the available shares of the Company’s Common Stock under the plan by 1,451,500 and to increase the maximum number of shares of the Company’s Common Stock that may be provided as the result of the plan’s annual automatic increase to 3,000,000 shares of the Company’s Common Stock by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,404,725	3,266,157	19,498	34,315,087

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODESIX, INC.

Dated: May 20, 2025	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer